SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A

                                 Amendment No. 1


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 11, 1998



                                SMARTSOURCES.COM
             (Exact name of registrant as specified in its charter)



 Colorado                  33-1933 3-D               84-1073083
 (State or Other           (Commission                (IRS Employer
Jurisdiction of           File Number)               Identification No.)
Incorporation)



 2030 Marine Drive, Suite 100 North Vancouver, British Columbia V7P 1V7, CANADA
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (604) 986-0889

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (a)  Financial statements of  Nifco Investments Ltd. and Subsidiaries:

               1. Audited financial statements for September 30, 1998 and 1997:





                    NIFCO INVESTMENTS LTD. AND SUBSIDIARIES

                          INDEPENDENT AUDITOR'S REPORT
                                       AND
                              FINANCIAL STATEMENTS

                           September 30, 1998 and 1997

                     NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
--- -------                     TABLE OF CONTENTS
                                SEPTEMBER 30, 1998

                                                                            PAGE


Independent Auditors Report................................................  1



CONSOLIDATED FINANCIAL STATEMENTS

     Balance Sheet.......................................................... 2

     Statement of Operations..............................................   3

     Statement of Stockholders Deficit.....................................  4

     Statement of Cash Flows...............................................  5

     Notes to Consolidated Financial Statements............................ 6-16

                                                               [GRAPHIC OMITTED]
------------
Certified Public Accountants


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Nifco Investments Ltd. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Nifco Investments Ltd. and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nifco Investments Ltd. and Subsidiaries as of September 30, 1998, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.


/s/ MOSS ADAMS LLP

Bellingham, Washington
February 5, 1999

                     NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                    -----------------------------------------
                           SEPTEMBER 30, 1998 AND 1997


                                     ASSETS


CURRENT ASSETS
    Cash and cash equivalents                                                                      $          1,700
    Investments, available for sale, at fair value                                                           10,100
    Trade accounts receivable, net of allowance
       of doubtful accounts of $11,100                                                                      405,700
                                                                                                   ----------------
          Total current assets                                                                              417,500

CAPITALIZED SOFTWARE COSTS, net                                                                             111,400

PROPERTY AND EQUIPMENT, net                                                                                 727,200

INVESTMENT IN JOINT VENTURE                                                                                 163,800

OTHER ASSETS                                                                                                  6,800
                                                                                                   ----------------
TOTAL ASSETS                                                                                       $      1,426,700
                                                                                                   ================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                                       $         58,500
    Administrative fees payable                                                                             116,500
    Sale deposit                                                                                             98,300
    Billings in excess of costs and estimated
       earnings on uncompleted contracts                                                                     23,900
    Income taxes payable                                                                                     10,500
    Note payable                                                                                             53,100
    Current portion of long-term debt                                                                        71,600
                                                                                                   ----------------
          Total current liabilities                                                                         432,400

LONG-TERM LIABILITIES
    Long-term debt, net of current portion                                                                  448,400
    Due to stockholder                                                                                      167,100
    Deferred gain                                                                                         2,432,000
    Deferred tax liability                                                                                  172,500
                                                                                                   ----------------
          Total liabilities                                                                               3,652,400
                                                                                                   ----------------
COMMITMENTS AND CONTINGENCIES (NOTE 12)

STOCKHOLDERS' DEFICIT
    Common stock                                                                                                100
    Accumulated other comprehensive income                                                                  169,700
    Accumulated deficit                                                                                  (2,395,500)
                                                                                                   ----------------
       Total stockholders' deficit                                                                       (2,225,700)
                                                                                                   ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                        $      1,426,700
                                                                                                   ================


       See accompanying notes to these consolidated financial statements.

                    NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    -----------------------------------------
                     YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                                                   September 30,     September 30,
                                                                                       1998              1997


REVENUES EARNED                                                                   $     1,571,100  $      1,054,800

OPERATING EXPENSES                                                                        995,900         1,020,500
                                                                                  ---------------  ----------------

OPERATING INCOME                                                                          575,200            34,300
                                                                                  ---------------  ----------------

OTHER INCOME (EXPENSE)
    Administrative fees                                                                  (168,900)         (430,700)
    Write-down of investment in joint venture                                            (103,400)         (109,300)
    Interest expense                                                                      (63,300)          (49,800)
    Other income                                                                           16,000            10,500
                                                                                  ---------------  ----------------
                                                                                         (319,600)         (579,300)
                                                                                  ---------------   ---------------
INCOME (LOSS) BEFORE PROVISION
FOR INCOME TAXES                                                                          255,600          (545,000)

PROVISION FOR INCOME TAXES                                                               (102,700)          214,800
                                                                                  ---------------  ----------------

NET INCOME (LOSS)                                                                 $       152,900  $       (330,200)
                                                                                  ===============  ================

BASIC EARNINGS (LOSS) PER SHARE                                                        $0.14             $(0.31)
                                                                                       =====             ======

DILUTED EARNINGS (LOSS) PER SHARE                                                      $0.14             $(0.31)
                                                                                       =====             ======



       See accompanying notes to these consolidated financial statements.

                    NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                -------------------------------------------------
                     YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                                           Accumulated
                                                                              Other
                                      Common Stock          Accumulated   Comprehensive Comprehensive
                                   Shares       Amount        Deficit        Income        Income         Total

BALANCE, September 30, 1996       1,076,100  $        100  $ (2,119,200) $     15,000                 $(2,104,100)
    Net loss                                                   (330,200)                $  (330,200)     (330,200)
    Foreign currency
       translation adjustment                                                  33,500        33,500        33,500
    Income tax effect                                                         (13,400)      (13,400)      (13,400)
                                                                                        -----------
       Total comprehensive income                                                      $   (310,100)
                                                                                        ============

    Dividends                        -             -            (34,200)        -                         (34,200)
                                -----------  ------------  ------------  ------------                 -----------

BALANCE, September 30, 1997       1,076,100           100    (2,483,600)       35,100                  (2,448,400)
    Net income                                                  152,900                 $   152,900       152,900
    Foreign currency translation
       adjustment                                                             224,300       224,300       224,300
    Income tax effect                                                         (89,700)      (89,700)      (89,700)
                                                                                        -----------
       Total comprehensive income                                                       $   287,500
                                                                                        ===========

    Dividends                         -            -            (64,800)        -                         (64,800)
                                -----------  ------------  ------------  ------------                 -----------

BALANCE, September 30, 1998       1,076,100  $        100  $ (2,395,500) $    169,700                 $(2,225,700)
                                ===========  ============  ============  ============                 ============


       See accompanying notes to these consolidated financial statements.

                    NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                              ------------ ------
                     YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                           Increase (Decrease) in Cash

                                                                                   September 30,     September 30,
                                                                                       1998              1997


CASH FROM OPERATING ACTIVITIES
    Net income (loss)                                                             $       152,900  $       (330,200)
Adjustments to reconcile net income to
net cash from operating activities
    Depreciation and amortization                                                         150,100           111,300
    Write-down of investment in joint venture                                             103,400           109,300
    Deferred income taxes                                                                  78,700          (214,800)
    Realized losses on sale of investments                                                  7,100             2,500
    Loss on disposal of assets                                                              1,700            23,800
Changes in operating assets and liabilities
    Trade accounts receivable                                                            (302,900)          185,200
    Other assets                                                                           (7,200)          -
    Accounts payable and other current liabilities                                        (37,300)         (443,700)
    Administrative fees payable                                                           122,700           -
    Sale deposit                                                                          103,400           -
    Income taxes payable/refundable                                                       (58,200)           65,600
                                                                                  ---------------  ----------------
          Total cash from operating activities                                            314,400          (491,000)
                                                                                  ---------------  ----------------

CASH FROM INVESTING ACTIVITIES
    Software costs capitalized                                                            (94,300)         (172,500)
    Purchase of property and equipment                                                    (46,600)         (483,900)
    Proceeds from sale of investments                                                     180,400            32,300
    Purchase of investments                                                               (16,600)         (204,000)
                                                                                  ---------------  ----------------
          Total cash from investing activities                                             22,900          (828,100)
                                                                                  ---------------  ----------------

CASH FROM FINANCING ACTIVITIES
    Borrowing on (repayment of) note payable, net                                         (59,100)           92,400
    Proceeds from long-term debt                                                          -                 361,000
    Principal repayments on long-term debt                                                (66,100)          (18,300)
    Advances from (repayments to) stockholder, net                                       (156,500)          351,300
    Dividends                                                                             (64,800)          (34,300)
                                                                                  ---------------  ----------------
          Total cash from financing activities                                           (346,500)          752,100
                                                                                  ---------------  ----------------

EFFECT OF CHANGES IN EXCHANGE RATES                                                          (600)           (4,300)
                                                                                  ---------------  ----------------

NET CHANGE IN CASH                                                                         (9,800)         (571,300)

CASH AND CASH EQUIVALENTS, beginning of year                                               11,500           582,800
                                                                                  ---------------  ----------------

CASH AND CASH EQUIVALENTS, end of year                                            $         1,700  $         11,500
                                                                                  ===============  ================

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
    Interest paid                                                                 $        63,300  $         49,800
                                                                                  ===============  ================
    Income taxes paid (refunded)                                                  $        82,300  $        (65,600)
                                                                                  ===============  ================


       See accompanying notes to these consolidated financial statements.

                     NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 1998 AND 1997

NOTE 1 - ORGANIZATION AND OPERATIONS

        Nifco Investments Ltd. (the Company) was incorporated in the province of British Columbia, Canada in September 1998 for the purpose of holding all outstanding shares of Nifco Synergy Ltd. (Nifco Synergy), Intelli Trade Corporation (Intelli Trade), and Origin Software Corporation (Origin Software).

        Nifco Synergy is a British Columbia corporation organized in 1990. Operations are located in Vancouver, British Columbia where it is engaged in developing and marketing computer and internet-based knowledge management software. Over the past five years, efforts have focused primarily on trade compliance applications, which help businesses qualify for preferential tariff treatment under the North American Free Trade Agreement (NAFTA).

        Intelli  Trade is a  British  Columbia  corporation  organized  in 1994.
        Operations   are   located  in  Toronto,   Ontario   where  it  provides
        international trade consulting services.

        Origin Software is a British Columbia corporation organized in September 1998 to hold the rights to certain software products.

        On December 11, 1998, all outstanding shares of the Company were acquired by SmartSources.com, Inc. (SmartSources) in exchange for six million shares of Smart Sources' stock. SmartSources (formerly, Innovest Capital Source Corporation; formerly, Telco Communications, Inc.; formerly Cody Capital Corporation) is a Colorado corporation organized in 1987. It has no assets, facilities or employees. In connection with the acquisition, Company stockholders received a controlling interest in SmartSources. Accordingly, the acquisition will be accounted for as a reverse merger. No goodwill was recorded in connection with the acquisition.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation - The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles. Nifco Synergy and Intelli Trade have previously issued unaudited and unconsolidated financial statements prepared in accordance with accounting principles generally acceptable in Canada. Dividends paid in fiscal 1998 and 1997 were based on the Company's equity as reported under these Canadian principles.

        Principles of Consolidation - The consolidated financial statements of Nifco Investments Ltd. and Subsidiaries include the accounts of its wholly-owned subsidiaries, Nifco Synergy, Intelli Trade, and Origin Software. All material intercompany accounts and transactions have been eliminated in consolidation.

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Examples of estimates subject to possible revision based upon the outcome of future events include billings in excess of costs and estimated earnings on uncompleted contracts, amortization and valuation of capitalized software costs, depreciation of property and equipment, and income tax liabilities. Actual results could differ from those estimates.

        Revenue Recognition - The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position
        (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions. Revenue from packaged software products is recognized when shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to significant support is based on the price charged for the undelivered elements and is recognized ratably over the related product's life cycle.

        Revenue from fixed-price service contracts and software development contracts requiring significant production, modification, or customization are recognized using the percentage-of-completion method. Service contracts based on time incurred is recognized based on hours worked. Costs and estimated earnings in excess of billings on uncompleted contracts represents revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represents billings in excess of revenues earned.

        Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

        Investments - Investments in marketable securities are classified as available-for-sale and are reported at fair value. Net unrealized gains or losses are reported as a component of comprehensive income. Realized gains and losses are recorded using the specific identification method.

        Accounts Receivable - The Company extends credit to customers on an unsecured basis. Management establishes allowances for doubtful accounts based on evaluation of historical and current payment trends as well as consideration of specific collection issues that may require additional specific allowances.

        Capitalized Software and Research and Development Costs - Costs incurred prior to establishing the technological feasibility of software products are charged to research and development expense. Research and development expense during fiscal 1998 and 1997 was $38,400 and $73,900, respectively. Costs incurred once technological feasibility has been established, but prior to release of product to customers, are capitalized and amortized using the straight-line method over the estimated economic useful life of the product, generally three years. Management periodically compares unamortized costs to net realizable value and writes off any excess.

        Property and Equipment - Property and equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: Buildings and improvements - 20 years, computer equipment - four years, computer software - four years , furniture and fixtures - five years.

        Investment in Joint Venture - The Company accounts for its joint venture investment using the equity method, whereby the investment is increased by undistributed income and additional cash investments and decreased by losses, adjustments for impairment and cash distributions.

        Valuation of Long-Lived Assets - The Company periodically reviews long-lived assets and whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired and not recoverable.

        Income Taxes - Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets or liabilities are settled. Amounts are computed using enacted tax rates.

        Foreign Currency Translation - Assets and liabilities of Canadian operations, where the functional currency is the local currency, are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using average exchange rates prevailing during the year. Foreign currency translation adjustments are reported as a component of accumulated other comprehensive income.

        Earnings Per Share - The Company reports earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.

        Segment Information - The Company reports segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires that reportable segments be designated using a management approach, which relies on the internal organization used by management for making operating decisions and assessing performance. SFAS No. 131 also requires certain disclosures about products and services, geographic areas, and major customers.

New Accounting Standard - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Among other provisions, SFAS No. 133 requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those financial instruments at fair value. Accounting for changes in fair value is dependent on the use of the derivatives and whether such use qualifies as hedging activity. The new standard becomes effective for the Company in fiscal 2000 and management is currently assessing the impact, if any, it may have on financial position and results of operations.

NOTE 3 - CAPITALIZED SOFTWARE COSTS

        Information related to capitalized software costs is as follows:

   Balance, beginning of year                                   $        114,100
   Costs capitalized                                                      94,300
   Amortization expense                                                  (85,800)
   Effect of change in foreign currency exchange rates                   (11,200)
                                                                     -------------
   Balance, end of year                                         $        111,400
                                                                     =============

   Cost                                                          $       244,700
   Accumulated amortization                                             (133,300)
                                                                    --------------
                                                                 $       111,400
                                                                     =============


NOTE 4 - PROPERTY AND EQUIPMENT

        Property and equipment consist of the following:

   Land   $                                                          $   203,000
   Buildings and improvements                                            360,700
   Computer equipment and software                                       325,400
   Furniture and fixtures                                                 55,500
                                                                      ----------
                                                                         944,600
   Less accumulated depreciation                                        (217,400)
                                                                      ----------
                                                                  $      727,200
                                                                      ===========


        Depreciation expense in fiscal 1998 and 1997 was $64,300 and $61,400, respectively.

NOTE 5 - INVESTMENT IN JOINT VENTURE

        During fiscal 1996, the Company paid $393,100 to acquire a 40% interest in certain software rights. Payment of additional consideration was contingent on the level of future revenues derived from the investment. Under terms of a joint venture agreement between the parties, the Company appointed the seller as its exclusive agent to maintain, develop, distribute, and market the software. Through September 30, 1998, the Company had received essentially no revenue from the venture. Accordingly, the investment has been written down to its net realizable value.

        Effective October 1, 1998, the Company sold its interest in the software for $163,800. Of the total sales price, $98,300 was received prior to September 30, 1998 and is presented as a current liability in the accompanying balance sheet.

NOTE 6 - UNCOMPLETED CONTRACTS

        Costs, estimated earnings, and billings on uncompleted contracts are as follows:

   Costs incurred on uncompleted contracts                                                         $          5,900
   Estimated earnings                                                                                         2,000
   Less billings to date                                                                                    (31,800)
                                                                                                   ----------------
                                                                                                        $   (23,900)
                                                                                                         ===========


        Presentation in the accompanying balance sheet:

   Costs and estimated earnings in excess of  billings
    on uncompleted contracts                                                                       $       -
   Billings in excess of costs and estimated earnings
    on uncompleted contracts                                                                                (23,900)
                                                                                                   ----------------
                                                                                                        $   (23,900)
                                                                                                            ========


NOTE 7 - NOTE PAYABLE AND LONG-TERM DEBT

        Note Payable

        Through Nifco Synergy, the Company has a line of credit facility with a Canadian bank that allows for borrowing up to $163,800 at the bank's prime rate plus 1.5%. The line is collateralized by general assets of Nifco Synergy and guarantees of Intelli Trade and the majority stockholder.

        Long-Term Debt

        Long-term debt consists of the following:

        Note payable to a Canadian bank in monthly  installments  of $4,300 plus interest at prime plus 1.25%,  collateralized by general assets of Nifco
        Synergy, due August 2000.                                                                          $ 94,100

        Mortgage  payable to a Canadian bank in monthly  installments  of $1,700 including  interest  at 8.75%,  collateralized  by real  estate of Nifco
        Synergy and assignment of rents, guaranteed by the majority
        stockholder, due in 2011.                                                                           156,500

        Mortgages  payable to Canadian  finance  companies in aggregate  monthly installments of $2,200, including interest at rates of 7% and 9%, collateralized by real estate, guaranteed byt he majority stockholder,
        due January 2001 and June 2002.                                                                     269,400
                                                                                                   ----------------

        Total debt                                                                                          520,000
        Less current portion                                                                                 71,600
        Long-term portion                                                                          ----------------
                                                                                                       $    448,400
                                                                                                   ----------------

        Long-term debt matures as follows:

                         Year Ending
                        September 30,
                            1999          $        71,600
                            2000                   63,900
                            2001                   99,000
                            2002                  159,700
                            2003                    9,500
                         Thereafter               116,300
                                         ----------------
                                         $        520,000
                                         ----------------


        Under the terms of its loan agreements with the bank, the Company is subject to various covenants, including requirements to maintain certain financial ratios.

NOTE 8 - DEFERRED GAIN

        During fiscal 1995 and 1996, the Company entered into two software sale agreements with Columbia Diversified Software Fund Limited Partnership (Columbia), whereby it sold the rights to its principal software product, ORIGIN. The transactions were structured to take advantage of certain Canadian tax laws designed to provide tax incentives to investors in software applications. To facilitate the transactions, the Company obtained an appraisal of the value of ORIGIN from an independent third-party. The valuation served as a basis for determining the sales price to Columbia. During fiscal 1995 and 1996, the Company received cash payments totaling $2,432,000 and took recourse notes totaling $7,774,400 for the balance of the sales price. Approximately half the notes are due from Columbia and half are notes assigned to the Company that are payable to Columbia from its limited partners. The notes are due in 2005 and 2009 and bear interest at rates that have varied over time based on periodic amendments to the original terms of the notes. The current rate is 3%.

        Pursuant to the agreements, the Company was appointed Columbia's agent to maintain, develop and market ORIGIN for a period of not less than 50 years. Fees for these services were established at an amount equal to 20% of sales revenues from ORIGIN. The agreements also specified the allocation of cash flows generated from sales of ORIGIN, based on the following schedule:

              The first 20% to be paid to the Company for maintenance, development and marketing expenses.

              Next, an amount to be paid to the Company equal to the amount of accrued and unpaid interest owing on the notes receivable.

              Then, 55% of the remaining balance to be paid to limited partners of Columbia.

              Finally,  after allowance for a reasonable reserve for the working capital needs of Columbia, the remainder to be paid to the Company to reduce the principal balance of the notes receivable.

        The allocation of cash flows is scheduled to be modified once the principal amount of the notes is paid off, after which the Company will retain 90% of sales revenue.

        Subsequent to execution of the agreements, the Company and Columbia agreed not to adhere strictly to the allocation of cash flows outlined above, due to practical business considerations. Generally, the Company has paid to Columbia an amount equal to the interest accruing on the notes, plus a negotiated annual fee payable to Columbia for a portion of its administrative expenses. The Company, in turn, has retained the remaining balance of ORIGIN sales revenue and has received payment from Columbia for the interest accruing on the notes. Neither the Company or Columbia have otherwise tracked and allocated cash flows based on the original schedule outlined above. During the years ended September 30, 1998 and 1997, the Company paid administrative fees to Columbia in the amount of $168,900 and $430,700, respectively. At September 30, 1998, a total of $116,500 of fees was due to Columbia.

        Based  on  the  terms  of  the  agreements,   together  with  subsequent
        modifications, the Company has concluded that it has a significant continuing economic interest in ORIGIN and has, in substance, retained the risks and rewards of ownership. Accordingly, the agreements have been accounted for as a sale of a tax asset rather than a sale of software rights.

        Revenue Canada is currently reviewing the valuation of ORIGIN used to determine the sales price to Columbia. In the event a lower value is placed on the software, the possibility exists that Revenue Canada may question the amount of the tax benefits claimed by Columbia and its investors. Under the agreements, the Company is not required to indemnify the Partnership or its investors in the event of a denial of the benefits claimed. However, due to uncertainties surrounding the ultimate outcome of this matter, gain on the sale equal to the $2,432,000 of cash received has been deferred.

        The Company has not recognized the $7,774,400 of notes receivable because of uncertainties surrounding both the amount and timing of collection. Through September 30, 1998, approximately $128,000 of principal payments on the notes had been received. Because the Company has concluded that it has retained the risks and rewards of ownership, all interest and principal payments received on the notes, resulting from cash generated from sales of ORIGIN, are classified as revenue in the accompanying statement of operations.

        Subsequent to September 30, 1998, the Company's subsidiary, Origin Software Corporation, was in the process of negotiating to repurchase the rights to the software product and obtain release from any contingent liability related to the original sale.

NOTE 9 - INCOME TAXES

        The provision for income taxes consists of the following:

                                                                                       1998              1997
                                                                                  ---------------  ----------

   Current Canadian federal and provincial expense                                $     24,000        $       -
   Deferred Canadian federal and provincial expense (benefit)                           78,700          (214,800)
                                                                                  ---------------  ----------------
                                                                                     $  102,70        $ (214,800)
                                                                                       ==========      ==========


        The total tax provision  differs from the amount computed using the U.S.
        federal statutory income tax rate as follows:

                                                                                       1998              1997
                                                                                  ---------------  ----------

Pretax net income (loss)                                                          $       255,600  $       (545,000)
U.S. statutory rates                                                                         34  %             34%
Tax at statutory rates                                                                     86,900          (185,300)
Excess income tax payable (refundable) in Canadian jurisdictions                           15,800           (29,500)
                                                                                  ---------------  ----------------
                                                                                  $       102,700  $       (214,800)
                                                                                  ===============  ================


        Tax effects of temporary differences that give rise to deferred tax assets (liabilities), based on a 40% Canadian tax rate, are as follows:

   Assets
    Deferred gain                                               $     1,541,000
    Research and development costs                                     110,700
                                                                ---------------
                                                                     1,651,700
   Liabilities
    Investment in joint venture                                       (778,000)
    Depreciation                                                       (77,000)
    Capitalized software costs                                         (44,600)
    Foreign currency translation adjustments                          (113,200)
                                                                  -------------
                                                                    (1,012,800)
    Valuation allowance                                               (811,400)
                                                                  -------------
        Net deferred tax liability                             $      (172,500)
                                                                ===============

        The Company believes uncertainty exists surrounding realization of certain deferred tax assets. Accordingly, it has recorded an $811,400 valuation allowance to reduce deferred tax assets to an amount that will more likely than not be realized.

NOTE 10 - EARNINGS PER SHARE

        The numerators and denominators of basic and diluted earnings per share are as follows:

                                                       1998            1997
                                                   ---------  ----------

   Numerator - net income (loss)              $       152,900  $       (330,200)
                                              ===============  ================

   Denominator - weighted average number of
       shares outstanding (Note 11)               1,076,100         1,076,100
                                              ===============  ================


        At September 30, 1998, the Company had no potential common shares that would have had a dilutive effect.

NOTE 11 - STOCKHOLDERS' EQUITY

        Common Stock

        The Company has a single class of no par value common stock. Authorized shares total ten million. At September 30, 1998, one share had been issued to the Company's registered agent in connection with the Company's incorporation on September 28, 1998. Subsequent to September 30, 1998, a total of 1,076,100 shares were issued. As discussed in Note 1, on December 11, 1998, all issued and outstanding shares were acquired by SmartSources.com, Inc.

        Redeemable Preferred Stock

        Subsequent to September 30, 1998, the Board of Directors authorized the creation of 100,000 shares of $0.01 par value redeemable preferred stock. The preferred stock is redeemable by the Company at the discretion of the Board of Directors at a redemption value equal to an agreed upon fair value of the consideration received by the Company for shares at the date of issuance. Upon thirty days notice, preferred stockholders may require the Company to redeem their shares at the redemption value. The preferred stock is ranked in priority to common stock in the event of liquidation, dissolution, or winding up of the affairs of the Company. It has no voting rights or rights to dividends.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

        Operating Leases

        In the course of business, the Company obtains the use of certain office equipment under terms of operating lease agreements. Future minimum lease payments are as follows:

                         Year Ending
                        September 30,
                            1999                       $        21,200
                            2000                                20,000
                            2001                                 7,600
                            2002                                 2,600
                                                                ---------
                                                       $        51,400
                                                                ---------
        Intelli Trade leases its office under an annual renewable lease currently requiring monthly payments of $3,200. Total lease payments were $58,300 and $60,100 in 1998 and 1997, respectively.

        Sale of Software Rights

        As discussed in Note 8, during fiscal 1995 and 1996, the Company sold all rights to its principal software product, ORIGIN, to Columbia Diversified Software Limited Partnership ("Columbia"). The sale transactions were structured to take advantage of certain Canadian tax laws designed to provide tax incentives to investors in software applications. In connection with the sale, the Company obtained an appraisal of the value of ORIGIN from an independent third-party to help determine the sales price to Columbia.

        Revenue Canada is currently reviewing the valuation of ORIGIN. In the event a lower value is placed on the software, the possibility exists that Revenue Canada may question the amount of the tax benefits claimed by Columbia and its investors. Under the agreements, the Company is not required to indemnify the Partnership or its investors in the event of a denial of the benefits claimed.

        As discussed also in Note 8, certain provisions in the sale agreements specify the allocation of cash flows from sales of ORIGIN. By mutual agreement, the Company and Columbia agreed not to adhere strictly to these provisions. Subsequent to September 30, 1998, the Company's subsidiary, Origin Software Corporation, was in the process of negotiating to repurchase the rights to the software product and obtain release from any contingent liabilities related to the original sale.

        Cost Sharing and Royalty Agreement

        During fiscal 1996, the Company entered into a technology and applications development project agreement (the Project Agreement) with a not-for-profit organization (the Organization) that serves to disburse funds on behalf of the Canadian Minister of Industry. Funds are provided as part of a cost sharing arrangement designed to facilitate development of Canada's communications infrastructure. Under terms of the Project Agreement, the Company is reimbursed for a portion of costs incurred to develop advanced network technologies and applications. Funds committed to the Company under this arrangement total $262,000. At September 30, 1998, approximately $189,200 of available funds had been received or committed, including $15,200 due to the Company for holdbacks on qualified claims pending completion of the development project. This amount is included in accounts receivable in the accompanying balance sheet.

        In turn, the Company is obligated to pay a 3% royalty to the Organization based on sales of any and all products whose development was funded under the Project Agreement. Total royalties to be paid are limited to the lesser of twice the amount of funding received or the amount of royalties due during the period September 1997 through March 2001. At September 30, 1998, the project was not complete and management is currently unable to assess the probable timing of completion or estimate a range of the amount of future royalties that might ultimately be due to the Organization.

        Year 2000 Issue

        The Company is currently reviewing its computer software programs and hardware components to identify those areas, if any, that could be affected by the Year 2000 issue. The Company is also reviewing how the Year 2000 issue may impact the computer processing systems of its customers, suppliers, banks and other outside parties. In connection with this process, management is making an assessment of the potential expense, if any, to be incurred to ensure all Company computer systems are Year 2000 compliant.

        Because of the unprecedented nature of the Year 2000 issue, its effects and the success of related remediation efforts, if any are required, will not be fully determinable until the year 2000 and thereafter.

NOTE 13 - RELATED PARTIES

        The Company is affiliated through common ownership with the following entities.

        Tradespace Technologies Corporation (Tradespace)

        Tradespace is a Delaware corporation operating in Vancouver, British Columbia where it develops software applications related to electronic barter and trade.

        PMG Project Management Groupware Inc. (PMG)

        PMG is a British Columbia corporation operating in Vancouver, British Columbia where it develops and markets software applications to assist school districts with centralized purchasing and inventory control.

        Synergy Strategy Inc. (Synergy Strategy)

        Synergy Strategy is a British Columbia corporation organized to contract with a U.S. company to market financial information services technology in Mexico.

        Transactions with these entities are summarized as follows:

                                                  1998              1997
                                             -------------  ----------

   Sales to affiliates                       $       722,700  $  105,500
                                            ==============  ===========
   Amounts due from affiliates,
   included in trade accounts
   receivable                                $       270,200  $      -
                                             ===============  =========

NOTE 14 - CREDIT RISK

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, investments and accounts receivable. The Company places its temporary cash investments with major financial institutions. At
        September 30, 1998, investments consist of common shares of a single U.S. company in the computer industry. The Company extends credit to customers based on evaluation of customers' financial condition and credit history. Collateral is generally not required. Customers include Canadian and U.S. entities engaged in international trade and software development in North America. One customer accounted for 64% of accounts receivable at September 30, 1998.

NOTE 15 - SEGMENT AND GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS

        Segment Information

        The Company's primary operations consist of the development and sale of trade compliance software products to entities subject to the North American Free Trade Agreement. Other services include international trade consulting and software engineering contracts. Management assesses the operations of its software sales and engineering activities and its consulting activities as separate segments. The following tables and schedules summarize certain information about these segments.


                                                 1998                                       1997
                               ----------------------------------------  -----------------------
                                  Software                                   Software
                                  Sales and         Trade                   Sales and      Trade
                                 Development      Consulting    Total       Development   Consulting         Total

        External revenues      $  1,219,200  $    351,900  $  1,571,100  $    788,900   $   265,900   $ 1,054,800
        Intersegment revenues         9,300        16,200        25,500        10,500         -            10,500
        Interest expense             62,200         1,100        63,300        47,900         1,900        49,800
        Depreciation and
          amortization              147,600         2,500       150,100       110,600           700       111,300
        Income tax expense
          (benefit)                  90,700        12,000       102,700      (214,800)        -          (214,800)
        Segment profit (loss)       109,500        68,900       178,400      (312,600)       (7,100)     (319,700)
        Segment assets            1,363,600        88,000     1,451,600     1,541,200        71,300     1,612,500
        Expenditures for
          segment assets             38,500         8,100        46,600       479,500         4,400       483,900
        Investment in joint
          venture                   163,800    -                163,800        289,400       -            289,400


                                                                                           1998          1997
                                                                                  ---------------        ---------

   Total revenues for reportable segments                                         $     1,596,600  $      1,065,300
   Less intersegment revenues                                                             (25,500)          (10,500)
                                                                                  ---------------  ----------------
        Consolidated total                                                        $     1,571,100  $      1,054,800
                                                                                  ===============  ================

   Total income (loss) before tax for reportable segments                         $       281,100  $       (534,500)
   Elimination of intersegment income                                                     (25,500)          (10,500)
                                                                                  ---------------  ----------------
        Consolidated total                                                        $       255,600  $       (545,000)
                                                                                  ===============  ================

   Total assets for reportable segments                                           $     1,451,600  $      1,612,500
   Elimination of intersegment receivables                                                (24,900)          (53,700)
                                                                                  ---------------  ----------------
        Consolidated total                                                        $     1,426,700  $      1,558,800
                                                                                  ===============  ================

        Geographic Information

        Following is a summary of revenues and long-lived assets related to the respective countries in which the Company operates. Revenues are attributed to countries based on location of customers.

                                                         1998                                 1997
                                         ----------------------------------   --------------------
                                                              Long-Lived                             Long-Lived
                                             Revenues           Assets            Revenues             Assets

        Canada                           $       636,000    $       838,600   $        754,500   $        937,400
        United States                            935,100           -                   300,300            -
                                         ---------------    ---------------   ----------------   ----------
              Total                      $     1,571,100    $       838,600   $      1,054,800   $        937,400
                                         ===============    ===============   ================   ================

        Major Customers

        In 1998, revenues from two related parties, Tradespace Technologies Corporation (Tradespace) and PMG Project Management Groupware, Inc., accounted for 20% and 26% of the Company's consolidated revenues, respectively. In 1997, revenues from Tradespace accounted for 10% of consolidated revenues. Revenues from these customers were earned in the Company's software sales and development segment.

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair values of cash and cash equivalents, accounts receivable and payable, and other current liabilities approximate their carrying amounts. The fair value of advances due to stockholder approximates its carrying amount because of the short-term nature of the financial instrument. The fair value of other long-term debt approximate their carrying amount because the instruments bear interest at rates similar to the Company's incremental borrowing rate.

   2. Unaudited financial statements for the greater ended December 31, 1998:

                     NIFCO INVESTMENTS LTD. AND SUBSIDIARIES
                            BALANCE SHEET (UNAUDITED)
                                December 31, 1998


                                     ASSETS



CURRENT ASSETS
    Cash and cash equivalents                                             $            18,900
    Investments, available for sale, at fair value                                     10,800
    Trade accounts receivable, net                                                    141,100
                                                                                 ------------
          Total current assets                                                        170,800
CAPITALIZED SOFTWARE COSTS, net                                                        90,400

PROPERTY AND EQUIPMENT, net                                                           663,600

OTHER ASSETS                                                                            8,400
                                                                                 ------------
TOTAL ASSETS                                                                     $    933,200
                                                                                 ==============







                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                              $           110,200
    Administrative fees payable                                                       154,300
    Income taxes payable                                                               22,700
       Current portion of long-term debt                                               71,600
                                                                          -------------------
          Total current liabilities                                                   358,800
                                                                           ------------------
LONG-TERM LIABILITIES
    Long-term debt, net of current portion                                            434,000
    Due to stockholder                                                                 69,000
    Deferred gain                                                                   2,414,200
    Deferred income taxes                                                             105,300
                                                                          -------------------

       Total liabilities                                                            3,381,300
                                                                           ------------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
    Common stock                                                                          100
    Accumulated other comprehensive income                                            177,500
    Accumulated deficit                                                            (2,625,700)
                                                                          --------------------
          Total stockholders' deficit                                              (2,448,100)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                               $           933,200
                                                                          ===================


                     NIFCO INVESTMENTS LTD AND SUBSIDIARIES
                       STATEMENT OF OPERATIONS (UNAUDITED)
                      Three Months Ended December 31, 1998




REVENUES EARNED                                                           $           161,600

OPERATING EXPENSES                                                                   (213,500)
                                                                           -------------------
OPERATING LOSS                                                                        (51,900)
                                                                           -------------------
OTHER INCOME (EXPENSE)

    Administrative fees                                                               (38,700)
    Loss on disposal of assets                                                        (48,400)
    Interest expense                                                                  (12,400)
    Other                                                                               1,500
                                                                          -------------------
                                                                                      (98,000)
LOSS BEFORE PROVISION                                                      ------------------
FOR INCOME TAXES                                                                     (149,900)

PROVISION FOR INCOME TAXES                                                             59,900
                                                                           ------------------
NET LOSS                                                                       $     (90,000)
                                                                                  ============


(b)  Pro forma financial information.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1998 and the year ended December 31,1997 combine historical statements of operations for the Company and Nifco Investments Ltd. and Subsidiaries ("Nifco") as if the acquisition had occurred on January 1, 1997.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1998 combines historical financial information of the Company for the nine months ended September 30, 1998 and Nifco for the nine months ended September 30, 1998. The unaudited pro forma condensed combined statement of income for the year ended December 31, 1997 combines historical financial information of the Company for the year ended December 31, 1997 and Nifco for the year ended September 30, 1997. As the most recent fiscal year end of Nifco differs from the Company's fiscal year end by less than 93 days, no adjustments were made to Nifco's financial statements for the purpose of the pro forma presentation. In the opinion of management, the results of operations of the consolidated company would not have been significantly different than the results previously reported, and accordingly no pro forma adjustments have been reported in the following pro forma statements of income or the pro forma balance sheet.

The business of these entities is subject to seasonal fluctuations and, therefore, the results of operations for periods less than twelve months may not be indicative of annual results. The pro forma financial statements are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction been consummated on January 1, 1997 or which may be reported in the future.

The pro forma data should be read in conjunction with the notes to unaudited pro forma condensed combined financial information and the audited historical financial statements and notes thereto of Nifco contained elsewhere herein.

                       SMARTSOURCES.COM AND SUBSIDIARIES
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1998

                                                                     HISTORICAL
                                                      NIFCO INVESTMENTS SMARTSOURCES.COM PRO FORMA ADJUSTMENTS(A) PRO FORMA COMBINED
                                                    --------------------------------------------------------     ----------------

ASSETS
CURRENT ASSETS
            Cash and cash equivalents                   $    1,700                                                      $  1,700
            Investments, available for sale,
            at fair value                                    10,100                                                       10,100
            Trade accounts receivable, net                  405,700                                                      405,700
                                                         --------------------------------------------------------    --------------
            Total current assets                            417,500               0                   0                  417,500

CAPITALIZED SOFTWARE COSTS, net                             111,400                                                      111,400

PROPERTY AND EQUIPMENT, net                                 727,200                                                      727,200

INVESTMENT IN JOINT VENTURE                                 163,800                                                      163,800

OTHER ASSETS                                                 6,800                                                        6,800

                                                        ========================================================     ==============
TOTAL ASSETS                                              $  1,426,700              0                   0          $   1,426,700
                                                        ========================================================     ==============



LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
            Accounts payable and accrued liabilities     $  58,500          $  77,200                                $  135,700
            Administrative fee's payable                   116,500                                                      116,500
            Sale deposit                                    98,300                                                       98,300
            Billings in excess of costs and estimated
                  earnings on uncompleted contracts         23,900                                                       23,900
            Income taxes payable                            10,500                                                       10,500
            Note payable                                    53,100             134,400                                   187,500
            Current portion of long term debt               71,600                                                       71,600
                                                        --------------------------------------------------------     ---------------
            Total current liabilities                       432,400            211,600                0                  644,000

LONG TERM DEBT, net of current portion                      448,400                                                      448,400

DUE TO STOCKHOLDER                                          167,100                                                      167,100

DEFERRED GAIN                                              2,432,000                                                    2,432,000

DEFERRED TAX LIABILITY                                      172,500                                                      172,500
                                                        --------------------------------------------------------     --------------
            Total liabilities                              3,652,400           211,600                0                 3,864,000
                                                        --------------------------------------------------------     -------------

STOCKHOLDERS' DEFICIT
            Common stock                                      100               1,000                                     1,100
            Accumulated other comprehensive income           169,700                                                      169,700
            Accumulated deficit                           (2,395,500)         (212,600)                                (2,608,100)
                                                        --------------------------------------------------------     ---------------
            Total stockholders deficit                     (2,225,700)         (211,600)               0                (2,437,300)

                                                        ========================================================     ==============
TOTAL LIABILIITES AND STOCKHOLDERS' DEFICIT              $  1,426,700            $0                   $0               $ 1,426,700
                                                        ========================================================     ==============

   (A)      In the  opinion  of  management  there  would  not  be any  proforma
            adjustments  to  the  condensed   combined  balance  sheet  had  the
            transaction been completed on September 30, 1998

                    SMARTSOURCES.COM, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                                       HISTORICAL
                                                        NIFCO INVESTMENTS SMARTSOURCES.COM  PRO FORMA ADJUSTMENTS PRO FORMA COMBINED
                                                          --------------------------------------------------------------------------

REVENUES EARNED                                          $   1,178,300         $  0                                   $  1,178,300

OPERATING EXPENSES                                            746,900           45,200                                     792,100

                                                          ----------------------------------------------------------    ------------
OPERATING INCOME                                              431,400           (45,200)                 0                  386,200

OTHER INCOME(EXPENSE)
            Administrative fees                              (126,700)              0                                      (126,700)
            Write-down of investment in joint venture        (77,600)               0                                      (77,600)
            Interest expense                                 (47,400)               0                                      (47,400)
            Other income                                      12,000                0                                       12,000
                                                          ----------------------------------------------------------    -----------

                                                             (239,700)              0                    0                 (239,700)
                                                          ----------------------------------------------------------    ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES               191,700           (45,200)                 0                  146,500

PROVISION FOR INCOME TAXES                                   (76,700)               0                                      (76,700)

                                                          ==========================================================    ===========
NET INCOME                                                  $ 115,000         $  (45,200)            $     0            $     69,800
                                                          ==========================================================    ============

Basic earnings per share                                    $   0.11          $   (0.0009)           $  (0.0991)     A $     0.01
                                                          ==========================================================    ===========

Diluted earnings per share                                 $    0.11          $   (0.0009)           $  (0.0991)     A  $    0.01
                                                          ==========================================================    ===========

Shares of common stock used in computing earnings per share:

Basic                                                        1,076,100         50,000,000          (44,406,100)      B     6,670,000
                                                          ==========================================================    ===========

Diluted                                                      1,076,100         50,000,000          (44,406,100)      B     6,670,000
                                                          ==========================================================    ===========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

          A To reflect earnings per share as if recapitalized share amounts had been outstanding at September 30, 1998

          B To reflect outstanding shares as if recapitalized share amounts had been outstanding at September 30, 1998

                    SMARTSOURCES.COM AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                       HISTORICAL
                                                       NIFCO INVESTMENTS SMARTSOURCES.COM   PRO FORMA ADJUSTMENTS PRO FORMA COMBINED
                                                          --------------------------------------------------------------------------

REVENUES EARNED                                          $   1,054,800         $    0                                    $ 1,054,800

OPERATING EXPENSES                                           1,020,500           166,400                                   1,186,900

                                                          ----------------------------------------------------------     -----------
OPERATING INCOME                                              34,300            (166,400)                0                 (132,100)

OTHER INCOME(EXPENSE)
            Administrative fees                              (430,700)              0                                      (430,700)
            Write-down of investment in joint venture        (109,300)              0                                      (109,300)
            Interest expense                                 (49,800)            (2,300)                                    (52,100)
            Other income                                      10,500                0                                        10,500
                                                          ----------------------------------------------------------     ----------

                                                             (579,300)           (2,300)                 0                 (581,600)
                                                          ----------------------------------------------------------     -----------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES              (545,000)          (168,700)                0                 (713,700)

PROVISION FOR INCOME TAXES                                    214,800                                                       214,800

                                                          ==========================================================     ===========
NET INCOME                                                $   (330,200)      $    (168,700)         $       0          $   (498,900)
                                                          ==========================================================     ===========

Basic earnings per share                                  $    (0.31)        $    (0.0034)          $     0.2434      A   $ (0.07)
                                                          ==========================================================     ===========

Diluted earnings per share                                $    (0.31)        $    (0.0034)           $    0.2434      A   $ (0.07)
                                                          ==========================================================     ===========

Shares of common stock used in computing earnings per share:

Basic                                                        1,076,100         50,000,000          (44,406,100)      B     6,670,000
                                                          ==========================================================     ===========

Diluted                                                      1,076,100         50,000,000          (44,406,100)      B     6,670,000
                                                          ==========================================================     ===========

       NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

          A To reflect earnings per share as if recapitalized share amounts had been outstanding at December 31, 1997

          B To reflect outstanding shares as if recapitalized share amounts had been outstanding at December 31, 1997

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SMARTSOURCES.COM, INC.



Date:  March 11, 1999                       /s/:Nathan Nifco
By:                                         --------------------------------
                                           Nathan Nifco, Chairman, President,
                                           Chief Executive Officer

                                  Exhibit Index
     Share exchange agreement, dated December 11, 1998, among Nathan Nifco and Dina Nifco, residents of West Vancover, British Columbia, Canada, and the Nifco Family Trust, a British Columbia, Canada trust, Nifco Investments Ltd., a British Columbia Corporation, and SmartSources.com, Inc., a Colorado Corporation formerly known as Investment Capital Sources Corporation. (Previously filed)